Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Joselyn Fine
Manager, Investor Relations
(617) 796-7651
Tremont Mortgage Trust Announces Fourth Quarter and Year End 2019 Results
Fourth Quarter Loan Originations of $33.0 Million
Fourth Quarter Net Income Per Diluted Share of $0.16
Fourth Quarter Core Earnings Per Diluted Share of $0.17
Quarterly Distribution Declared in January of $0.22 Per Common Share
_______________________________________________________________
Newton, MA (February 19, 2020): Tremont Mortgage Trust (Nasdaq: TRMT) today announced financial results for the quarter and year ended December 31, 2019.
David Blackman, President and Chief Executive Officer of TRMT, made the following statement:
“During the fourth quarter, we closed two loans totaling $33.0 million and subsequent to year end, we closed two additional loans totaling $36.8 million for an aggregate investment of $69.8 million in new first mortgage whole loans. We have now successfully redeployed the capital from the early repayments of two loans during the third quarter of 2019 and are fully invested.  Although our Manager has built solid origination momentum heading into 2020, our focus for the foreseeable future will be on asset managing our existing loans.”
Results for the Quarter Ended December 31, 2019:
For the quarter ended December 31, 2019, net income was $1.3 million, or $0.16 per diluted share, compared to net income of $0.2 million, or $0.06 per diluted share, for the same quarter last year. Core Earnings for the quarter ended December 31, 2019 were $1.4 million, or $0.17 per diluted share, compared to Core Earnings of $0.3 million, or $0.08 per diluted share, for the same quarter last year.
For the quarter ended December 31, 2019, TRMT generated interest income of $3.6 million and incurred interest and related expenses of $1.5 million, which resulted in $2.1 million of income from investments, net. For the same quarter last year, TRMT generated interest income of $1.8 million and incurred interest and related expenses of $0.8 million, which resulted in $1.0 million of income from investments, net.
Results for the Year Ended December 31, 2019:
For the year ended December 31, 2019, net income was $4.8 million, or $0.77 per diluted share, compared to a net loss of $1.6 million, or $0.51 per diluted share, for the year ended December 31, 2018. Core Earnings for the year ended December 31, 2019 were $5.2 million, or $0.83 per diluted share, compared to a Core Loss of $1.2 million, or $0.38 per diluted share, for the year ended December 31, 2018.
For the year ended December 31, 2019, TRMT generated interest income of $15.5 million, including $0.9 million of deferred fees recognized by TRMT on the two loans that were repaid to TRMT during the third quarter of

2019, as well as a prepayment premium earned on one of these repaid loans. TRMT incurred interest and related expenses of $7.0 million for the year ended December 31, 2019, which resulted in $8.4 million of income from investments, net. For the year ended December 31, 2018, TRMT generated interest income of $3.9 million and incurred interest and related expenses of $1.5 million, which resulted in $2.4 million of income from investments, net.
Additional information and a reconciliation of net income (loss) determined in accordance with U.S. generally accepted accounting principles, or GAAP, to Core Earnings (Loss), a non-GAAP financial measure, for the quarters and years ended December 31, 2019 and 2018, appear later in this press release.
Recent Investment Activities:
In December 2019, TRMT closed a $14.9 million first mortgage whole loan to refinance a four-story, 87,200 square foot office building located in Yardley, PA at an as is loan to value ratio, or LTV, of approximately 75%. This loan requires the borrower to pay interest at a per annum floating rate of LIBOR plus a premium of 375 basis points. This floating rate loan includes initial funding of approximately $14.0 million at closing, includes a future funding allowance of $0.9 million for building improvements and has a three-year term with two, one-year extension options, subject to the borrower meeting certain requirements.

Also in December 2019, TRMT closed an $18.1 million first mortgage whole loan to refinance Orchard Trails, a 576 bed, student housing community that services the University of Maine, in Orono, ME, at an as is LTV of approximately 72%. This loan requires the borrower to pay interest at a per annum floating rate of LIBOR plus a premium of 325 basis points. This floating rate loan includes initial funding of approximately $17.0 million at closing, includes a future funding allowance of $1.1 million for property improvements and has a three-year term with two, one-year extension options, subject to the borrower meeting certain conditions.

In January 2020, TRMT closed a $14.0 million first mortgage whole loan to refinance the Allentown Garage, a five-story, 1,100 space parking garage totaling 330,800 square feet located in downtown Allentown, PA, at an as is LTV of approximately 67%. This loan requires the borrower to pay interest at a per annum floating rate of LIBOR plus a premium of 350 basis points. This floating rate loan was fully funded at closing and has a three-year term with two, one-year extension options, subject to the borrower meeting certain conditions.

In February 2020, TRMT closed a $22.8 million first mortgage whole loan to refinance The Blazer Plaza, a three building, 513,200 square foot office/lab campus located in Dublin, OH, at an as is LTV of approximately 33%. This loan requires the borrower to pay interest at a per annum floating rate of LIBOR plus a premium of 375 basis points. This floating rate loan includes initial funding of approximately $12.1 million at closing, includes a future funding allowance of $10.7 million for tenant and building improvements and interest reserves and has a two-year term with a one-year extension option, subject to the borrower meeting certain conditions.

Distributions:
On November 14, 2019, TRMT paid a regular quarterly distribution to common shareholders of record as of October 28, 2019 of $0.22 per common share, or $1.8 million.
On January 16, 2020, TRMT declared a regular quarterly distribution to common shareholders of record as of January 27, 2020 of $0.22 per common share, or approximately $1.8 million. TRMT expects to pay this distribution on or about February 20, 2020.
Conference Call:
At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, David Blackman, and Chief Financial Officer and Treasurer, Doug Lanois, will host a conference call to discuss TRMT’s fourth quarter and full year 2019 financial results. The conference call telephone number is (833) 366-1119. Participants calling from outside the United States and Canada should dial (412) 902-6771. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Wednesday, February 26, 2020. To access the replay, dial (412) 317-0088. The replay pass code is 10137794.
A live audio webcast of the conference call will also be available in a listen-only mode on TRMT’s website, which is located at www.trmtreit.com. Participants wanting to access the webcast should visit TRMT’s website about five minutes before the call. The archived webcast will be available for replay on TRMT’s website following the call for about one week. The transcription, recording and retransmission in any way of TRMT’s fourth quarter conference call are strictly prohibited without the prior written consent of TRMT.
Supplemental Data:
A copy of TRMT’s Fourth Quarter 2019 Supplemental Operating and Financial Data is available for download at TRMT’s website, www.trmtreit.com. TRMT’s website is not incorporated as part of this press release.
TRMT is a real estate finance company that focuses on originating and investing in floating rate first mortgage whole loans secured by middle market and transitional commercial real estate. TRMT is managed by Tremont Realty Advisors LLC, a Securities and Exchange Commission, or SEC, registered investment adviser and an indirect, majority owned subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.
Non-GAAP Financial Measures:
TRMT presents Core Earnings (Loss), which is considered a “non-GAAP financial measure” within the meaning of the applicable SEC rules. Core Earnings (Loss) does not represent net income (loss) or cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or an indication of TRMT’s cash flows from operations determined in accordance with GAAP, a measure of TRMT’s liquidity or operating performance or an indication of funds available for TRMT’s cash needs. In addition, TRMT’s methodology for calculating Core Earnings (Loss) may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures; therefore, TRMT’s reported Core Earnings (Loss) may not be comparable to the core earnings (loss) as reported by other companies.
TRMT believes that Core Earnings (Loss) provides meaningful information to consider in addition to net income and cash flows from operating activities determined in accordance with GAAP. This measure helps TRMT to evaluate its performance excluding the effects of certain transactions and GAAP adjustments that TRMT believes are not necessarily indicative of TRMT’s current loan portfolio and operations. In addition, Core Earnings (Loss) is used in determining the amount of base management and incentive fees payable by TRMT to TRMT’s manager under TRMT’s management agreement.
Please see the pages attached hereto for a more detailed statement of TRMT’s operating results and financial condition and for an explanation of TRMT’s calculation of Core Earnings (Loss) and a reconciliation of net income (loss) determined in accordance with GAAP to that amount.

TREMONT MORTGAGE TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
INCOME FROM INVESTMENTS:
Interest income from investments	$3,603	$1,778	$15,475	$3,891
Less: interest and related expenses	(1,475)	(825)	(7,047)	(1,491)
Income from investments, net	2,128	953	8,428	2,400

OTHER EXPENSES:
Management fees (1)	—	—	—	447
General and administrative expenses	468	433	2,130	2,101
Reimbursement of shared services expenses	347	335	1,457	1,460
Total expenses	815	768	3,587	4,008

Net income (loss)	$1,313	$185	$4,841	$(1,608)

Weighted average common shares outstanding - basic	8,167	3,135	6,234	3,124
Weighted average common shares outstanding - diluted	8,167	3,138	6,234	3,124

Net income (loss) per common share - basic and diluted	$0.16	$0.06	$0.77	$(0.51)

(1)
In June 2018, TRMT’s manager agreed to waive any base management fees otherwise due and payable pursuant to TRMT’s management agreement for the period beginning July 1, 2018 until June 30, 2020. As a result, TRMT did not recognize any base management fees for the three months or year ended December 31, 2019 or the three months ended December 31, 2018. If TRMT’s manager had not agreed to waive these base management fees, TRMT would have recognized base management fees of $319 and $1,131 for the three months and year ended December 31, 2019, respectively, and $223 for the three months ended December 31, 2018. For the period from July 1, 2018 through December 31, 2018, TRMT would have recognized $445 of base management fees which would have resulted in TRMT recognizing $892 of total base management fees for the year ended December 31, 2018 (including the $447 of base management fees actually recognized by us during such period).

TREMONT MORTGAGE TRUST
CALCULATION AND RECONCILIATION OF CORE EARNINGS (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of Net Income (Loss) to Core Earnings (Loss) (1):
Net income (loss)	$1,313	$185	$4,841	$(1,608)
Non-cash equity compensation expense	44	81	344	430
Core earnings (loss)	$1,357	$266	$5,185	$(1,178)

Weighted average common shares outstanding - basic	8,167	3,135	6,234	3,124
Weighted average common shares outstanding - diluted	8,167	3,138	6,234	3,124

Core earnings (loss) per common share - basic and diluted	$0.17	$0.08	$0.83	$(0.38)

(1)
TRMT calculates Core Earnings (Loss) as net income (loss), computed in accordance with GAAP, including realized losses not otherwise included in net income (loss) determined in accordance with GAAP, and excluding: (a) the incentive fees earned by TRMT’s manager (if any); (b) depreciation and amortization (if any); (c) non-cash equity compensation expense; (d) unrealized gains, losses and other similar non-cash items that are included in net income (loss) for the period of the calculation (regardless of whether such items are included in or deducted from net income (loss) or in other comprehensive income (loss) under GAAP) (if any); and (e) one-time events pursuant to changes in GAAP and certain non-cash items (if any).

TREMONT MORTGAGE TRUST
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$8,732	$27,024
Restricted cash	143	311
Loans held for investment, net	242,078	135,844
Accrued interest receivable	755	344
Prepaid expenses and other assets	221	390
Total assets	$251,929	$163,913

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable, accrued liabilities and deposits	$1,011	$935
Master repurchase facility, net	164,694	71,691
Note payable, net	—	31,485
Due to related persons	3	134
Total liabilities	165,708	104,245

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $0.01 par value per share; 25,000,000 shares authorized; 8,239,610 and 3,178,817 shares issued and outstanding, respectively	82	32
Additional paid in capital	88,869	62,540
Cumulative net income (loss)	1,937	(2,904)
Cumulative distributions	(4,667)	—
Total shareholders’ equity	86,221	59,668
Total liabilities and shareholders' equity	$251,929	$163,913

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever TRMT uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, TRMT is making forward-looking statements. These forward-looking statements are based upon TRMT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by TRMT’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond TRMT’s control. For example:

•
Mr. Blackman states although TRMT's Manager has built solid origination momentum heading into 2020 TRMT's focus for the foreseeable future will be on asset managing its existing loans. This statement may imply that TRMT will be able to take advantage of the perceived origination momentum its Manager has built by sourcing additional loans during 2020 or thereafter. However, TRMT’s access to capital is currently limited and its business is subject to various risks, including the competitive nature of the industry in which it operates. As a result, TRMT may be unable to access additional capital or successfully deploy any additional capital it may receive, including by way of any loan repayments that may occur, in new investments that provide attractive returns to TRMT at an acceptable risk level. In addition, any current or future investments by TRMT are subject to various risks, some of which are beyond its control, including that borrowers may default on their payment obligations.

•
This press release states that TRMT has declared a regular quarterly distribution of $0.22 per common share. This statement may imply that TRMT will continue to make regular quarterly distributions of $0.22 per common share. The timing, amount and form of any future distributions will be determined at the discretion of TRMT’s Board of Trustees and will depend upon various factors that TRMT’s Board of Trustees deems relevant, including TRMT’s historical and projected income, Core Earnings, the then current and expected needs and availability of cash to pay its obligations and fund its investments, distributions which may be required to be paid by TRMT to maintain its qualification for taxation as a real estate investment trust, limitations on distributions contained in TRMT’s financing arrangements and other factors deemed relevant by TRMT’s Board of Trustees in its discretion. Therefore, TRMT cannot be sure that it will continue to pay distributions in the future or that the amount of any distributions TRMT does pay will not decrease.

The information contained in TRMT’s filings with the SEC, including under “Risk Factors” in TRMT’s periodic reports, or incorporated therein, identifies other important factors that could cause TRMT’s actual results to differ materially from those stated in or implied by TRMT’s forward-looking statements. TRMT’s filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, TRMT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

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